UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 06, 2023 (November 02, 2023)

JOHN B. SANFILIPPO & SON, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	0-19681	36-2419677
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1703 N. RANDALL ROAD
Elgin, Illinois		60123-7820
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (847) 289-1800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $.01 par value per share	JBSS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As described in Item 5.07 below, at the 2023 Annual Meeting of Stockholders held on November 2, 2023 (the “Annual Meeting”) of John B. Sanfilippo & Son, Inc. (the “Registrant”), the Registrant’s stockholders approved the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan (the “Omnibus Plan”).

The aggregate number of shares of the Registrant’s common stock, $0.01 par value per share (“Common Stock”) that are available for issuance pursuant to awards under the Omnibus Plan is 747,065.

The Omnibus Plan authorizes the following types of awards to be made to the participants as set forth in the Omnibus Plan:

•

Restricted stock and restricted stock units, which represent the right to receive shares of Common Stock in the future, each of which are subject to certain restrictions and conditions set by the Compensation and Human Resources Committee (the “Compensation Committee”) and also as set forth in the Omnibus Plan.

•

Performance shares, which represent the right to receive shares of Common Stock in the future based on the achievement of one or more performance goals over a specified performance period. The number of performance shares earned over a performance period may vary based on the level of achieved performance.

•

Performance units, which represent the right to receive shares of Common Stock or cash in the future based on the achievement of one or more performance goals over a specified performance period. The ultimate award earned over a performance period may vary based on the level of achieved performance.

•	Stock options, which give the holder the right to purchase shares of Common Stock at a specified price during specified time periods.

•

Stock appreciation rights, or SARs, which give the holder the right to receive the excess, if any, of the fair market value of one share of Common Stock on the date of exercise, over the grant price of the SAR.

•	Other stock-based awards, in the discretion of the Compensation Committee, including unrestricted stock grants.

•	Cash-based awards, as established by the Compensation Committee.

Additional details regarding the Omnibus Plan are included in the Registrant’s 2023 Proxy Statement on Schedule 14A, filed with the Securities and Exchange Commission on September 12, 2023 (the Proxy Statement”), under the heading “Proposal 5 – Approval of the John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan.” The foregoing summary is qualified in its entirety by the full text of the Omnibus Plan, a copy of which is filed as Annex A to the Proxy Statement and incorporated by reference herein.

Item 5.07 Submission of Matters to a Vote of Security Holders.

(a)	On November 2, 2023, the Registrant held its Annual Meeting.

(b)	The final results of voting for each matter submitted to a vote of stockholders at the Annual Meeting are set forth below.

(i) The following directors were elected at the Annual Meeting and the voting for each director was as follows (with Common Stock and Class A Common Stock stockholders voting separately):

Nominee	For	Withhold	Broker Non-Votes
Common Stock Directors and Voting Results:
Pamela Forbes Lieberman	4,636,365	3,067,337	511,811
Mercedes Romero	5,171,071	2,532,631	511,811
Ellen C. Taaffe	5,094,153	2,609,549	511,811

Class A Common Stock Directors and Voting Results:
James J. Sanfilippo	2,597,426	0	0
Jasper B. Sanfilippo, Jr.	2,597,426	0	0
Jeffrey T. Sanfilippo	2,597,426	0	0
John E. Sanfilippo	2,597,426	0	0
Lisa A. Sanfilippo	2,597,426	0	0
James A. Valentine	2,597,426	0	0
Michael J. Valentine	2,597,426	0	0

(ii) The Audit Committee’s appointment of PricewaterhouseCoopers LLP as the Registrant’s independent registered public accounting firm for the 2024 fiscal year was ratified by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Votes
PricewaterhouseCoopers LLP	34,064,933	117,673	7,167	0

(iii) The advisory vote on executive compensation was approved by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Votes
Advisory vote on executive compensation	33,196,966	406,349	77,352	509,106

(iv) The advisory vote on the frequency of the advisory vote on executive compensation was as follows (with Common Stock and Class A Common Stock stockholders voting together):

	1 Year	2 Years	3 Years	Abstain	Broker Non-Votes
Frequency of the advisory vote on executive compensation	33,198,820	2,834	391,276	87,737	509,106

(v) The Omnibus Incentive Plan was approved by the following vote (with Common Stock and Class A Common Stock stockholders voting together):

	For	Against	Abstain	Broker Non-Votes
Approval of the Omnibus Plan	33,423,785	246,348	10,534	509,106

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibits	Description

10.1	John B. Sanfilippo & Son, Inc. 2023 Omnibus Incentive Plan (incorporated by reference from Annex A to the Definitive Proxy Statement on Schedule 14A filed on September 12, 2023)

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JOHN B. SANFILIPPO & SON, INC.

Date:	November 06, 2023	By:	/s/ Frank S. Pellegrino
Frank S. Pellegrino Chief Financial Officer, Executive Vice President, Finance and Administration